                                                                    Exhibit 99.3

                             NETWORK EXPRESS, INC.
                             ---------------------

                            STOCK OPTION AGREEMENT
                       UNDER THE 1991 STOCK OPTION PLAN
                       --------------------------------

     THIS STOCK OPTION AGREEMENT made this                   by and between
                                          -------------------
Network Express, Inc, a Michigan corporation ("the Company"), 4251 Plymouth
Road, Ann Arbor, Michigan 48105, and               (the" Optionee").
                                     --------------
     Witnesseth:

     WHEREAS, the Optionee is now employed as
                                              -----------------------
of the Company, [or a subsidiary of the Company,] and the Company desires to provide additional incentive to the Optionee, to encourage stock ownership by the Optionee, and to encourage the Optionee to remain in the employ of the Company, or any subsidiary, as an inducement thereto, the Company has determined to grant the Optionee the following option:

     NOW, THEREFORE, it is agreed between the parties as follows:

     1.   Grant of Option.  Subject to the terms and conditions hereof, the
          ---------------
Company hereby grants to the Optionee the right and option to purchase from the
Company up to, but not exceeding in the aggregate,        shares of the
                                                   ------
Company's Common Stock, at a price of $      per share.
                                       -----

     2.   Accrual of Right to Exercise Option.  The Optionee may purchase from
          -----------------------------------
the Company on or after              twenty-five percent (25%) of the shares
                        ------------
covered by this option, and on each succeeding        this option may be
                                               ------
exercised as to an additional twenty-five percent (25%) of the shares covered by
this option, so that by         this option shall be fully exercisable. To
                        ------
the extent not exercised, installments shall accumulate and may exercised by the Optionee, in whole or in part, in any subsequent period. This option may not be exercised after
                -----------

     3.   Termination of Employment.  If, on or after the date that this option
           -------------------------
shall first become exercisable, the Optionee's employment shall be terminated for any reason other than death or disability (as defined in Section 22 (e) of the Internal Revenue Code (the "Code"), the Optionee shall have the right, within three months after the termination of employment, to exercise this option to the extent that it shall have been exercisable and unexercised on the date of such termination of services, subject to any other limitation on the exercise of such option in effect on the date of such exercise.

     If on or after the date this option shall first become exercisable, the Optionee shall die or become disabled (as defined in Section 22 (e) of the Code), the Optionee or the legal representative of the estate of the Optionee (on behalf of the person or persons to whom the option passed by will or the laws of descent and distribution,) shall have the right at any time prior to the first anniversary of the Optionee's termination of employment to exercise such option, but only to the extent that such Optionee was entitled to exercise such option at the date of death or termination of employment due to disability.

     4.   Exercise of Option.  The Optionee, from time to time during the period
          -------------------
when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of a written notice signed by the Optionee stating (i) the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) whether the Optionee will pay the exercise price for such shares (a) in cash,
(b) by delivering to the Company shares of Network Express Common Stock owned by the Optionee such that the number of shares delivered times the market price of such shares on the exercise date equals or exceeds the exercise price, (c) through a cashless exercise procedure whereby the Optionee instructs his or her Broker to deliver to the Company sufficient cash to pay the exercise price and applicable income and employment witholding taxes, or (d) any combination thereof. If the method of payment chosen is either cash or delivery of Common Stock then the check or the Share Certificate should accompany the written notice.

     Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable.
The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange or nationally recognized trading market on which the stock may be listed or traded, or the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Optionee fails to accept delivery and pay for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Optionee's right to exercise this option with respect to such undelivered shares may be terminated by the Company.

     5.   Non-Assignability.  The option hereby granted shall not be
          -----------------
transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee or the trustee of such trust. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement.

No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law, or otherwise except by the Optionee by will or the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

     6.   Withholding.  The Optionee hereby agrees to reimburse the Company for
          -----------
any income or employment tax withholding requirements and to provide the Company with such information and date that the company deems necessary.

      7.  Company's Right to Repurchase Shares.  The Optionee agrees that the
          ------------------------------------
shares purchased pursuant to the exercise of the option shall be subject to a right of first refusal by the Company to repurchase the shares as provided in the Plan.

     8.   Adjustments.  In the event of any stock dividend, subdivision or
          -----------
combination, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be adjusted appropriately, as determined by the board of Directors in its sole discretion.

     9.   Rights as Shareholder.  The Optionee shall have no rights as a
          ---------------------
shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

     10.  Notices.  Every notice relating to this Agreement shall be in writing
          -------
and if given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary or addressed to Secretary of the Company at its offices at the address set forth above. All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's residence address as set forth above. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     11.  "Optionee" to Include Certain Transferees.  Whenever the word
           ----------------------------------------
"Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any person or person to whom the option, in accordance with the provisions of Section 5 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     12.  Governing Law.  This Agreement has been made in and shall be
          -------------
constructed in accordance with the laws of the State of Michigan.

     13.  Provisions of the Plan Controlling.  The provisions hereof are subject
          ----------------------------------
to the terms and provisions of the Plan, attached hereto as Exhibit A. In the event of any conflict between the provisions of this option and the provisions of the Plan control.

     IN WITNESS WHEREOF, the parties hereto have executed Agreement as of the day and year first above written.

                                   NETWORK EXPRESS, INC


                                   By:
                                      -----------------------------
                                      Richard P. Eidswick
                                      President


                                      -----------------------------
                                                           Optionee

                                   Dated:
                                         --------------------------